Exhibit 99.1

CONTINENTAL BUILDING PRODUCTS REPORTS FIRST QUARTER 2015 RESULTS

– Adjusted EBITDA1 Increases 25.0% to $25.2 Million; Operating Income Increases 25.8% to $7.9 Million –

– First Quarter 2015 Adjusted Earnings Per Share1 of $0.11; GAAP Earnings Per Share of $0.05 –

– Cash Flow From Operations Improves by $26.1 million to $10.1 Million –

Herndon, Virginia, May 6, 2015. Continental Building Products, Inc. (NYSE: CBPX) (the Company), a leading manufacturer of wallboard and gypsum-based products, announced today results for the first quarter ended March 31, 2015.

Highlights of First Quarter 2015 as Compared to First Quarter 2014

•	Net sales increase 6.0% to $92.2 million

•	Adjusted EBITDA increases 25.0% to $25.2 million

•	Operating income grows 25.8% to $7.9 million

•	Adjusted EBITDA margin[1] expands 410 basis points to 27.3%

•	Operating margin expands 140 basis points to 8.6%

•	Wallboard volume improves 7.0% to 469 million square feet (MMSF)

•	Cash flow from operations used to reduce indebtedness by $10.0 million

“We achieved significant earnings growth in the first quarter driven by our low cost structure and sharp focus on operational execution,” stated Jay Bachmann, Continental’s CEO. “We were especially pleased with our operating leverage from higher volumes and favorable energy costs that supported our gross margin expansion by 640 basis points to 22.2%. The resulting 25.0% increase in our Adjusted EBITDA provided for significant improvement in our operating cash flow which we used to further reduce our long-term debt and strengthen our balance sheet.”

Mr. Bachmann continued, “During the first quarter our volumes improved 7.0% as we experienced higher demand across all of our regions. As we look to the balance of 2015, we continue to expect improving construction activity in our markets. We plan to capitalize on our low cost structure and efficient capacity to further expand our margins and generate additional cash flow to deploy into value-enhancing opportunities beyond debt repayment as our leverage ratios improve.”

First Quarter 2015 Results vs. First Quarter 2014

Net sales for the first quarter of 2015 were $92.2 million, up 6.0%, compared to $87.0 million in the first quarter of 2014. The incremental increase in sales was primarily driven by wallboard volumes up 7.0% to 469 MMSF compared to 438 MMSF in the prior year quarter. The average mill net price2 was essentially flat at $157.46 per thousand square feet (MSF) compared to $157.32 per MSF in the prior year quarter, impacted by a weaker Canadian dollar and overall sales mix. At constant currency, average mill net price increased 1.0% compared to the prior year quarter. For US shipments, the average mill net price increased 4.6% on a sequential basis compared to the fourth quarter of 2014.

[1]	See the financial schedules at the end of this press release for a reconciliation of relevant GAAP financial measures to Adjusted EBITDA, Adjusted EBITDA margin, adjusted net income, and adjusted earnings per share, which are non-GAAP financial measures.
[2]	Mill net price represents average selling price per thousand square feet net of freight and delivery costs.

Gross profit was $20.5 million, an increase of 48.8% compared to $13.8 million in the prior year quarter. The gross margin of 22.2% increased from 15.8% in the prior year quarter, primarily as a result of operating leverage achieved through higher wallboard volume and favorable energy costs.

Selling and administrative (SG&A) expense was $8.4 million, compared to $7.5 million in the prior year quarter. SG&A as a percentage of sales was 9.1% compared to 8.6% in the prior year quarter, largely due to $0.4 million in additional amortization expense for a new information technology system to operate as a stand-alone public company and the impact of $0.4 million of nonrecurring expenses mostly attributable to professional fees associated with the Company’s secondary public offering in March 2015.

The expense associated with the Long-Term Incentive Plan funded by Lone Star3 (the “LTIP”) was $4.2 million for the first quarter of 2015. Payments earned by certain members of the Company’s management team under the LTIP were made in connection with the Company’s stockholder, Lone Star, monetizing a portion of its investment in connection with the secondary public equity offering. The LTIP will not result in a net cash outlay to the Company as it is entirely funded by an affiliate of Lone Star.

Operating income was $7.9 million, up 25.8% from $6.3 million in the prior year quarter.

Interest expense was $4.2 million, down $10.0 million from $14.2 million in the prior year quarter, reflecting a reduction in the long-term debt and a decrease in the interest rate on the Company’s borrowings.

Net income was $2.0 million, or $0.05 per share, compared to a net loss of $8.6 million, or a $0.22 loss per share, in the prior year quarter. Adjusted net income1 was $4.7 million, or $0.11 per share, compared to a net loss of $0.7 million, or a $0.02 loss per share, in the prior year quarter.

Adjusted EBITDA increased 25.0% to $25.2 million, compared to $20.2 million in the prior year quarter.

At the end of the quarter on March 31, 2015, the Company had cash of $18.5 million and total debt outstanding of $339.2 million. In the first quarter of 2015, the Company generated operating cash flow of $10.1 million and incurred $1.0 million of capital expenditures and software development costs. In the first quarter of 2015, the Company used cash flow from operations for the voluntary repayment of $10.0 million of debt with the next principal payment on the Company’s debt not required until August 2020.

Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Wednesday, May 6, 2015 at 5:00 p.m. Eastern time to review first quarter 2015 financial results and discuss recent events and conduct a question-and-answer session. The live webcast will be available on the Investor Relations section of the Company’s website at www.continental-bp.com. To participate in the call, please dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of the conference call will be available through June 6, 2015, by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the pass code 13605796.

[3]	On August 30, 2013, an affiliate of the Company’s largest stockholder, Lone Star Funds, acquired substantially all of the assets of the gypsum business that was part of Lafarge North America Inc. (Lafarge) to create the Successor company, Continental Building Products.

About Continental Building Products

Continental Building Products is a leading North American manufacturer of gypsum wallboard and complementary finishing products. The Company is headquartered in Herndon, Virginia with operations serving the residential, commercial and repair and remodel construction markets primarily in the eastern United States and eastern Canada. For additional information, visit www.continental-bp.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal year 2014 filed on February 25, 2015, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Contact Information:

Investor Relations:

703 480-3980

Investorrelations@continental-bp.com

Continental Building Products, Inc.

Consolidated Statements of Operations

(dollars in thousands, except per share, mill net and volume data)

(Unaudited)

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014

Net Sales	$92,176	$86,973
Costs, expenses and other income:
Cost of goods sold	71,675	73,196
Selling and administrative	8,428	7,496
Long Term Incentive Plan funded by Lone Star	4,171	—

Total costs and operating expenses	84,274	80,692

Operating income (loss)	7,902	6,281
Other expense, net	(448)	(5,186)
Interest expense, net	(4,221)	(14,176)

Income (loss) before earnings on equity method investment and income tax	3,233	(13,081)
Earnings from equity method investment	59	—

Income (loss) before income tax	3,292	(13,081)
Income tax (expense) benefit	(1,272)	4,458

Net income (loss)	$2,020	$(8,623)

Net income (loss) per common share:
Basic	$0.05	$(0.22)
Diluted	$0.05	$(0.22)
Weighted average shares outstanding:
Basic	44,076,513	39,493,722
Diluted	44,092,900	39,493,722

Other Financial and Operating Data:
EBITDA (1)	$21,031	$20,164
Adjusted EBITDA (1)	$25,202	$20,164
Capital expenditures and software purchased or developed	$1,017	$1,284
Wallboard sales volume (MSF)	469	438
Mill net sales price (2)	$157.46	$157.32

(1)	EBITDA and Adjusted EBITDA are non-GAAP measures. See “Reconciliation of GAAP Measures to Non-GAAP Measures” below for how we define and calculate EBITDA and Adjusted EBITDA as non-GAAP measures, reconciliations of operating income, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA, and a description of why we believe these measures are important.
(2)	Mill net sales price represents average selling price per thousand square feet net of freight and delivery costs.

Continental Building Products, Inc.

Consolidated Balance Sheets

(dollars in thousands, except share data)

	As of March 31, 2015 (unaudited)	As of December 31, 2014

Assets
Cash	$18,505	$15,627
Receivables, net	38,053	40,152
Inventories	32,920	29,564
Prepaid and other current assets	7,337	8,330
Deferred taxes, current	3,155	3,157

Total current assets	99,970	96,830
Property, plant and equipment, net	345,118	353,652
Customer relationships and other intangibles, net	106,216	110,809
Goodwill	119,945	119,945
Equity method investment	10,765	10,919
Debt issuance costs	8,369	8,826

Total Assets	$690,383	$700,981

Liabilities and equity
Accounts payable	$22,355	$24,561
Accrued and other liabilities	7,740	11,428
Notes payable, current portion	—	—

Total current liabilities	30,095	35,989
Deferred taxes and other long-term liabilities	12,812	12,494
Notes payable, non-current portion	339,236	349,125

Total liabilities	382,143	397,608

Equity
Undesignated preferred stock, par value $0.001 per share; 10,000,000 shares authorized, no shares issued and outstanding at March 31, 2015 and December 31, 2014	—	—

Common stock, $0.001 par value per share; 190,000,000 shares authorized, 44,120,336 and 44,069,000 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	44	44
Additional paid-in capital	292,710	288,393
Accumulated other comprehensive income (loss)	(4,530)	(3,060)
Accumulated earnings	20,016	17,996

Total equity	308,240	303,373

Total liabilities and equity	$690,383	$700,981

Continental Building Products, Inc.

Consolidated Statements of Cash Flows

(dollars in thousands)

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014

Cash flows from operating activities:
Net income (loss)	$2,020	$(8,623)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	13,129	13,883
Bad debt expense	(175)	—
Amortization of debt issuance costs and debt discount	547	7,526
Loss on disposal of property, plant and equipment	42	—
Earnings from equity method investment	(59)	—
Share based compensation	146	86
Deferred taxes	366	(4,329)
Change in assets and liabilities:
Receivables	2,171	(5,994)
Inventories	(3,540)	(9,817)
Prepaid expenses and other current assets	962	(459)
Accounts payable	(1,963)	(1,993)
Accrued and other current liabilities	(3,479)	(6,350)
Other long term liabilities	(45)	129

Net cash provided by (used in) operating activities	10,122	(15,941)

Cash flows from investing activities:
Capital expenditures	(721)	(549)
Software purchased or developed	(296)	(735)
Distributions from equity method investment	214	—

Net cash used in investing activities	(803)	(1,284)

Cash flows from financing activities:
Net proceeds from issuance of common stock	—	151,354
Principal payments for First Lien Credit Agreement	(10,000)	(1,038)
Repayment of Second Lien Credit Agreement	—	(155,000)
Proceeds from revolving credit facility, net	—	13,500
Capital Contribution from Lone Star Funds	4,171	—

Net cash (used in) provided by financing activities	(5,829)	8,816

Effect of foreign exchange rates on cash and cash equivalents	(612)	(357)
Net change in cash and cash equivalents	2,878	(8,766)
Cash, beginning of period	15,627	11,822

Cash, end of period	$18,505	$3,056

Reconciliation of GAAP Measures to Non-GAAP Measures

EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share have been presented in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, Generally Accepted Accounting Principles (GAAP). This release presents EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share as supplemental performance measures because management believes that they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results under GAAP while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. Management also believes that EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share are useful to investors because they present a better reflection of the Company’s performance as an independent company following the Acquisition and allow investors to view the business through the eyes of management and the Board of Directors, facilitating comparison of results across historical periods.

EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share may not be comparable to similarly titled measures of other companies because other companies may not calculate EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share in the same manner. EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share are not measurements of the Company’s financial performance under GAAP and should not be considered in isolation or as alternatives to operating income, net income, or earnings per share determined in accordance with GAAP or any other financial statement data presented as indicators of financial performance or liquidity, each as calculated and presented in accordance with GAAP.

The following is a reconciliation of operating income to EBITDA, Adjusted EBITDA and Adjusted EBITDA margin:

			Three Months Ended March 31, 2015	Three Months Ended March 31, 2014

Operating Income - GAAP Measure			$7,902	$6,281
Depreciation and amortization			13,129	13,883

EBITDA—Non-GAAP Measure			21,031	20,164
Long Term Incentive Plan funded by Lone Star	(a	)	4,171	—

Adjusted EBITDA—Non-GAAP Measure			$25,202	$20,164

Adjusted EBITDA Margin - Adjusted EBITDA as a percentage of net sales - Non-GAAP Measure			27.3%	23.2%

(a)	Represents expense recognized pursuant to the LSF8 Gypsum Holdings, L.P. Long Term Incentive Plan. All amounts are funded by LSF8 Gypsum Holdings, L.P., an affiliate of Lone Star Funds.

The following is a reconciliation of net income to adjusted net income and earnings per share to adjusted earnings per share:

			Three Months Ended March 31, 2015	Three Months Ended March 31, 2014

Net income - GAAP Measure			$2,020	$(8,623)
Long Term Incentive Plan funded by Lone Star, after tax	(a	)	2,717	—
Termination fee for advisory agreement, after tax	(b	)	—	1,318
Call premium for Second Lien Credit Agreement, after tax	(c	)	—	2,044
Expense of original issue discount and deferred financing fees	(d	)	—	4,570
for debt repayment, after tax

Adjusted net income - non-GAAP measure			$4,737	$(691)

			Three Months Ended March 31, 2015	Three Months Ended March 31, 2014

Earnings per share - GAAP measure			$0.05	$(0.22)
Long Term Incentive Plan funded by Lone Star, after tax	(a	)	$0.06	$—
Termination fee for advisory agreement, after tax	(b	)	$—	$0.03
Call premium for Second Lien Credit Agreement, after tax	(c	)	$—	$0.05
Expense of original issue discount and deferred financing fees for debt repayment, after tax	(d	)	$—	$0.12

Adjusted earnings per share - non-GAAP measure			$0.11	$(0.02)

(a)	Represents expense recognized pursuant to the LSF8 Gypsum Holdings, L.P. Long Term Incentive Plan. All amounts are funded by LSF8 Gypsum Holdings, L.P., an affiliate of Lone Star Funds.
(b)	Adjusts for one-time payment of termination fees to affiliates of Lone Star in connection with the termination of our asset advisory agreement.
(c)	Adjusts for a prepayment premium for the repayment of the Second Lien Credit Agreement.
(d)	Adjusts for original issue discount and deferred financing amortization accelerated by the repayment of the Second Lien Credit Agreement.

Interim Volumes and Mill Net Prices

(Unaudited)

	July 26, 2013 to September 30, 2013	Three Months Ended December 31, 2013	Three Months Ended March 31, 2014	Three Months Ended June 30, 2014	Three Months Ended September 30, 2014	Three Months Ended December 31, 2014	Three Months Ended March 31, 2015
Volumes (million square feet)	195	632	438	525	590	627	469
Mill net Price per MSF - Total	$144.06	$143.04	$157.32	$155.76	$154.10	$152.79	$157.46
Mill net Price per MSF - U.S. only	$146.10	$144.23	$160.83	$159.18	$156.72	$155.54	$162.70